UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On October 25, 2012, Endologix, Inc. ("Endologix") issued a press release to report its financial results for the three and nine months ended September 30, 2012. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
The information in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by a specific reference in such filing.
Discussion of Non-GAAP Financial Measures

The Endologix management believes that the non-GAAP measures of (1) "Adjusted Net Income (Loss)", (2) "Adjusted Net Income (Loss) Per Share", and (3) "Adjusted EBITDA"  measures enhance an investor's overall understanding of Endologix's financial and operating performance and its future prospects by (i) being more reflective core operating performance, (ii) providing enhanced measures of progress towards generating positive cash flows from core operations, and (iii) being more comparable with financial results over various periods.  Endologix management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number              Description
99.1                Press Release dated October 25, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: October 25, 2012	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number            Description
99.1                Press Release dated October 25, 2012.